                                                                   Exhibit 3.110

                            ARTICLES OF INCORPORATION

                                       OF

                        ALEXANDER AMBULANCE SERVICE, INC.

     The undersigned incorporator desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation.

                                    ARTICLE I
                                      Name

     The name of the Corporation is Alexander Ambulance Service, Inc.

                                   ARTICLE II
                                    Purposes

     The purposes for which the Corporation is formed are:

     1. To operate an ambulance service.

     2. To own, operate, lease and license ambulances, emergency vehicles, automobiles and trucks.

     3. To operate a Paramedic service.

     4. To deal in personal property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, commodities and other personal property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

     5. To deal in real property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, own, improve, manage, operate, lease as lessee, let as lessor, sell, convey or mortgage, either alone or in conjunction with others, real estate of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

     6. To act as agent. To act in any state in which the Corporation is qualified to do business, as agent or representative for any individual, association, corporation or legal entity, respecting business which the Corporation is authorized to transact.

     7. To make contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes pertaining to the business of the corporation.

     8. To raise funds. To borrow or raise money for any of the purposes of the Corporation, and, from time to time, without limit as to amounts, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage on, or pledge, conveyance, or assignment in trust of, the whole or any part, of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

     9. To deal in its own securities. To acquire (by purchase, exchange, lease, hire or otherwise), hold, sell, transfer, reissue or cancel the shares of its own capital stock, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the Corporation, and except that shares of its own capital stock beneficially owned by the Corporation shall not be voted directly or indirectly.

     10. To deal in securities generally. To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, share or other interest in, or obligations of, other individuals, or domestic or foreign corporations, associations, or partnerships, for whatever purpose or purposes formed or operating or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality thereof.

     11. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects or the furtherance of any of the powers herein set forth, and to do every other act and thing incidental thereto or connected therewith, which is not forbidden by the laws of the State of Indiana, or by the provisions of these Articles of Incorporation.

                                   ARTICLE III
                               Period of Existence

     The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                       Resident Agent and Principal Office

Section 1. Resident Agent.

     The name and address of the Corporation's Resident Agent for service of process is Thomas A. Alexander, 4200 Stringtown Road, Evansville, Indiana (47711).

Section 2. Principal Office.

     The post office address of the principal office of the Corporation is 4200 Stringtown Road, Evansville, Indiana (47711).

                                    ARTICLE V
                                Authorized Shares

Section 1. Number of Shares:

     A. The total number of shares which the Corporation is to have authority to issue is 1,000.

     B. The number of authorized shares which the Corporation designates as having par value is none with a par value of -0-.

     C. The number of authorized shares which the Corporation designates as without par value is 1,000.

Section 2. Terms of Shares (if any) :

     There shall be one class of capital stock, which shall be designated as Common Capital Stock, all of which shares of stock shall have no par value.

     The Board of Directors, by resolution, shall have the right to restrict the sale of the capital stock of the Corporation in any manner that they see fit, consistent with the laws of the State of Indiana; provided, however, notice of such restriction is given on the stock certificates.

     Shares of capital stock shall be issued for such consideration, terms and conditions as the Board of Directors by resolution, from time to time, shall determine.

                                   ARTICLE VI
                      Requirements Prior to Doing Business

     The Corporation will not commence business until consideration of the value at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                   ARTICLE VII
                                   Director(s)

Section 1. Number of Directors:

     The initial Board of Directors is composed of three (3) members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be two (2).

Section 2. Names and Post Office Addresses of the Director(s):

     The names and post office addresses of the initial Board of Directors of the Corporation are:

Name                     Number and Street or Building   City          State   Zip Code
----                     -----------------------------   ----          -----   --------
Thomas A. Alexander,     4200 Stringtown Road,           Evansville,   IN      47711
Sheryl Lynn Alexander,   4200 Stringtown Road,           Evansville,   IN      47711

Section 3. Qualifications of Directors (if any):
Directors need not be shareholders of the corporation.

                                  ARTICLE VIII
                                  Incorporator

     The name and post office address of the incorporator of the Corporation is:

Name                   Number and Street or Building   City          State   Zip Code
----                   -----------------------------   ----          -----   --------
Thomas A. Alexander,   4200 Stringtown Road,           Evansville,   IN       47711

                                   ARTICLE IX
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation
          ("Powers" of the Corporation, its directors or shareholders)

     Section 9.01. Meetings of the Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice thereof.

     Section 9.02. The Board of Directors of the Corporation shall have the power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the then members of the Board of Directors shall be necessary to make such Code of By-Laws or to effect any alterations amendment or repeal thereof.

     Section 9.03. Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are stockholders, members, directors, officers or employees, or in which they are interested shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but are not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     Section 9.04. The Corporation reserves the right to alter, amend or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act, or any other pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, directors and officers of the Corporation are subject to such reserved right.

     Section 9.05. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 9.06. The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith in what he reasonably believed to be the best interests of the Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. As used in this Article IX, the terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claim, (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in the first sentence of this Section 9.06.

     Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claims, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation, but only if 1) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceedings, shall find that the director, officer or employee has met the standards of conduct set forth in the first sentence of this Section 9.06, or 2) independent legal counsel (who may not be regular counsel of the Corporation) shall deliver to it their written opinion that such director, officer or employee has met such standards.

     If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters, even though he is not so entitled as to others.

     The Corporation may advance expenses to, or where appropriate may, at its expenses, undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this Section 9.06.

     The provisions of this Section 9.06 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

     The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such person.

     Section 9.07. The officers of the Corporation shall be a President, a Secretary and a Treasurer and, at the discretion of the Board of Directors, may have one or more Vice Presidents. Any two offices may be held by one person, except those of President and Secretary.

     IN WITNESS WHEREOF, the undersigned, being the incorporator designated in
Article VIII, executes these Articles of Incorporation and certify to the truth of the facts herein stated, this 25th day of September, 1980.


                                                      /s/ Thomas A. Alexander
                                                      --------------------------
                                                      Thomas A. Alexander

STATE OF INDIANA        )
                        ) SS:
COUNTY OF VANDERBURGH   )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana and residing in Vanderburgh County, Indiana, certify that Thomas A. Alexander, being the incorporator referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 25th day of September, 1980.


                                            /s/ Edwin W. Johnson
                                            ------------------------------------
                                            Edwin W. Johnson   Notary Public
                                            Resident of Vanderburgh Co., Indiana

My Commission Expires:
November 21, 1980

This instrument was prepared by Edwin W. Johnson, Attorney at Law, 2230 West Franklin Street, P. O. Box 6016, Station B, Evansville Indiana, 47712 (#33 and #37)

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

     ALEXANDER AMBULANCE SERVICE INC

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the

Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is December 20, 1993.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twentieth day of December, 1993


-------------------------------------
JOSEPH H. HOGSETT, Secretary of State


By
   ----------------------------------
                               Deputy

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF:

ALEXANDER AMBULANCE SERVICE, INC.

The undersigned officers of
ALEXANDER AMBULANCE SERVICE, INC.

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

(Indicate appropriate act)
 X  Indiana Business Corporation Law     Indiana Professional Corporation Act of
---                                  ---
1983 as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of Its Articles of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)
SECTION 1 The date of incorporation of the corporation is:
                               September 29, 1980

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:

     ALEXANDER AMBULANCE SERVICE, INC.

SECTION 3

The exact text to Article(s) IV of the Articles of Incorporation is now as follows:

                                   ARTICLE IV
                       Resident Agent and Principal Office

     Section 1. Resident Agent.

     The name and address of the Corporation's Resident Agent for service of process is Craig Miller, 333 South Clinton, Fort Wayne, Indiana.

     Section 2. Principal Office.

     The post office address of the principal office of the Corporation is 522 NW First Street, Evansville, Indiana.

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                         ALEXANDER AMBULANCE SERVICE INC

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                       MERCY AMBULANCE OF EVANSVILLE, INC.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is September 27, 1994.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-seventh day of September, 1994


/s/ Joseph H. Hogsett
-------------------------------------
JOSEPH H. HOGSETT, Secretary of State


By /s/ X
   ----------------------------------
                               Deputy

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF:

The undersigned officers of Alexander Ambulance Service, Inc.

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

(Indicate appropriate act)
 X  Indiana Business Corporation Law     Indiana Professional Corporation Act of
---                                  ---
1983 as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)
SECTION 1 The date of incorporation of the corporation is:
                               September 29, 1980

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:

                       Mercy Ambulance of Evansville, Inc.

SECTION 3
The exact text to Article(s) I of the Articles of Incorporation is now as follows:

     The name of the Corporation is changed from Alexander Ambulance Service, Inc. to Mercy Ambulance of Evansville, Inc.

                     ARTICLE II Manner of Adoption and Vote

SECTION 1 Action by Directors:

     The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) IV of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on November 10, 1993, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select appropriate paragraph)

     (a) Vote of the Board of Directors at a meeting held on __________________, 19 ____, at which a quorum of such Board was present.

     (b) Written consent executed on November 10, 1993, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

     The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

     (a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:


                                 TOTAL
SHAREHOLDERS ENTITLED TO VOTE:
SHAREHOLDERS VOTED IN FAVOR:
SHAREHOLDERS VOTED AGAINST:

     (b) Written consent executed on November 10, 1993, and signed by all such Shareholders.

SECTION 3 Compliance with Legal Requirements.

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

     I hereby verify subject to penalties of perjury that the statements contained are true this 10th day of November, 1993.

Current Officer's Signature   Officer's Name Printed
                              SCOTT BRADY


/s/ Scott Brady
---------------------------
Officer's Title
   PRESIDENT

                     ARTICLE II Manner of Adoption and Vote

SECTION 1 Action by Directors:

     The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of

Article(s) I of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on September 20, 1994, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select appropriate paragraph)

     (a) Vote of the Board of Directors at a meeting held on September 20, 1994 at which a quorum of such Board was present.

     (b) Written consent executed on September 20, 1994, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

     The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

     (a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                 TOTAL
SHAREHOLDERS ENTITLED TO VOTE:
SHAREHOLDERS VOTED IN FAVOR:
SHAREHOLDERS VOTED AGAINST:

     (b) Written consent executed on _____________________, 19 ____, and signed by all such Shareholders.

SECTION 3 Compliance with Legal Requirements.

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained are true this 20th day of September, 1994.

Current Officer's Signature   Officer's Name Printed
                              Robert H. Byrne


/s/ Robert H. Byrne
--------------------------------
Officer's Title
   Secretary

APPLICATION FOR REINSTATEMENT
State Form 4160 (R8 / 3-97) / 111
Approved by the State Board of Accounts 1995

Application must include:
1. Certificate of Clearance Issued by the Indiana Department of Revenue

2. Corporate Reports and Fees: please call our Information line to learn what reports are delinquent (317) 232-6576

a. Up to and including 1995, Annual Reports filed every year.
Annual Report fee $15.00

b. Beginning with 1996, Biennial Reports filed every two years.
Biennial Report fee $30.00
Corporations incorporated in an even year, file every even year.
Corporations incorporated in an odd year, file every odd year.

c.Nonprofit corporations file Annual Reports every year.
Nonprofit Corporate Report fee $10.00

3. Restatement filing fee: $30.00

THIS APPLICATION CANNOT BE ACCEPTED WITHOUT A NOTICE OF CLEARANCE FOR REINSTATEMENT FROM THE INDIANA DEPARTMENT OF REVENUE.

                        SECTION I - CORPORATE INFORMATION

Name of corporation                   Date of Incorporation (mo., day, yr.)

Mercy Ambulance of Evansville, Inc.            September 29, 1980

Effective date of administrative dissolution   August 21, 2000

             SECTION II - AFFIDAVIT OF CORPORATE OFFICER OF DIRECTOR

     The undersigned, being at least one of the principal officers or a director of the above-named corporation deposes and says:

          A. that the grounds for dissolution did not exist or have been eliminated, and;

          B. that the Corporation's name satisfies the requirements of Indiana Code 23-1-23-1, or Indiana Code 23-17-5-1.

IN WITNESS WHEREOF, the undersigned being the Vice President of said corporation executes this application and verifies, subject to penalties of perjury, that the statements contrained herein are true, this 26th day of July, 19 2001.


Signature /s/ Gino Porazzo    Printed name
          -----------------   Gino Porazzo